UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	47-3822258
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

450 Regency Parkway, Suite 400 Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-204279

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Green Plains Partners LP (the “Registrant”) is set forth under the captions “Prospectus Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “Our Partnership Agreement,” “Units Eligible For Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-204279), initially filed with the Securities and Exchange Commission on May 18, 2015, as amended, under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the “Instruction as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 23, 2015	GREEN PLAINS PARTNERS LP

	By:	Green Plains Holdings LLC, its general partner

	By:	/s/ Michelle S. Mapes
	Name:	Michelle S. Mapes
	Title:	Executive Vice President - General Counsel and Corporate Secretary